Exhibit 99.1

The Savannah Bancorp, Inc.

October 20, 2009
For Release: Immediately

Savannah Bancorp Reports Third Quarter Earnings of $346,000
and Declares Quarterly Dividend

SAVANNAH, GA--(Globe Newswire) – October 20, 2009 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported net income for the third quarter 2009 of $346,000 compared to $1,638,000 in the third quarter 2008.  Net income per diluted share was 6 cents in the third quarter of 2009 compared to 28 cents per diluted share in 2008.  The quarter over quarter decline in earnings results primarily from a higher provision for loan losses, higher FDIC insurance premiums and a lower net interest margin in 2009 as compared to 2008.  Pretax earnings before the provision for loan losses and gain/loss on sale of securities and foreclosed assets were $3,607,000 in the third quarter 2009 compared to $4,055,000 in 2008.  Net income for the first nine months of 2009 was $167,000 compared to $5,228,000 for the same period in 2008.  Other growth and performance ratios are included in the attached financial highlights and information.

Total assets increased 6.1 percent to $1.04 billion at September 30, 2009, up $60 million from $981 million a year earlier.  Loans totaled $867 million compared to $854 million one year earlier, an increase of 1.5 percent.  Deposits totaled $881 million and $803 million at September 30, 2009 and 2008, respectively, an increase of 9.7 percent.  Shareholders’ equity was $79.0 million at September 30, 2009 compared to $79.6 million at September 30, 2008.  The Company’s total capital to risk-weighted assets ratio was 11.53 percent, which exceeds the 10 percent required by the regulatory agencies to maintain well-capitalized status.

John Helmken, President and CEO, said, “In addition to achieving profitability for the third quarter, we accomplished the charter consolidation of Harbourside Community Bank into The Savannah Bank.  While there were one time costs associated with the consolidation, we will benefit over the long term through reduced overhead expenses of maintaining two South Carolina branches rather than a separate bank.  We are also pleased to be able to continue to pay a dividend.”

Helmken continued, “We are excited about the new business opportunities we continue to see and the new relationships we are establishing.  Likewise, we appreciate the loyalty of our existing customers.  We feel that with our growing customer base and reduced overhead, coupled with the apparent stabilization of our loan portfolio, we are well positioned for 2010 and beyond.  Many of our competitors are afraid to do business—we are actively and successfully looking for ways to expand our existing relationships and create new ones.”

The allowance for loan losses was $16,880,000, or 1.95 percent of loans at September 30, 2009 compared to $12,390,000 or 1.45 percent of total loans a year earlier.  Nonperforming assets were $36,253,000 or 3.48 percent of total assets at September 30, 2009 compared to $28,195,000 or 2.87 percent at September 30, 2008.  Third quarter net charge-offs were $2,277,000 compared to net charge-offs of $1,560,000 for the same period in 2008.  Year to date net charge-offs were $6,925,000 in 2009 compared to $4,204,000 for the same period in 2008. The provision for loan losses for the third quarter of 2009 was $3,560,000 compared to $1,505,000 for the third quarter of 2008.  The higher provision for loan losses was primarily due to real estate-related charge-offs and continued weakness in the Company’s local real estate markets.

Helmken added, “Our profitability, well capitalized status, liquidity and strong balance sheet are the foundation that we need to manage our Company in the current environment as well as to take advantage of opportunities that lie ahead.  Even in the midst of this difficult economic environment our core earnings continue to be very solid.  Our focus on expense control and overhead reduction are finally starting to pass through to earnings particularly when salaries and benefits expense declines by over $500,000 compared to the third quarter of 2008.  We still have work to do in our loan portfolio and continue to make that our top priority.  Fortunately, we started aggressively addressing those issues ahead of many of our competitors and we feel this advantage will result in a more prompt resolution at the lowest possible cost.  However, it is expensive to manage these problem assets in terms of the personnel, collection costs and foregone interest.”

Net interest income was down $11,000, or 0.1 percent, in the third quarter 2009 versus the third quarter 2008.  The net interest margin declined 5 basis points on a linked quarter basis from the 3.52 percent margin for the second quarter 2009.  Third quarter net interest margin was 3.47 percent in 2009 as compared to 3.63 percent in 2008 primarily due to lower loan market rates, competitive local deposit pricing and higher levels of noninterest-earning assets.  The prime rate declined 175 basis points from 5.00 percent to 3.25 percent over the one year period ended September 30, 2009.

Noninterest income increased $189,000, or 9.3 percent in the third quarter of 2009 versus the same period in 2008 due to a gain on the sale of securities of $604,000 partially offset by lower trust and asset management fees, lower service charges on deposits and a lower gain on hedges.

Noninterest expense increased to $6,476,000, up $225,000 or 3.6 percent, in the third quarter 2009 compared to the same period in 2008.  Third quarter 2009 noninterest expense included $275,000 of higher occupancy and equipment expense, $242,000 of higher FDIC insurance premiums and a loss on sale of foreclosed assets of $220,000.  Salaries and employee benefits decreased $541,000.

In the third quarter the Company completed the charter consolidation of Harbourside Community Bank (“Harbourside”) into The Savannah Bank, N.A. (“Savannah”).  The two branches of Harbourside became branches of Savannah effective September 30, 2009.

Today, the Board of Directors approved a quarterly cash dividend of 2 cents per share payable on November 16, 2009 to shareholders of record on October 30, 2009.

The Savannah Bancorp, Inc. (“SAVB” or “Company”), a bank holding company for Savannah, Bryan Bank & Trust (Richmond Hill, Georgia), and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  SAVB has ten branches in Coastal Georgia and South Carolina.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release.  Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contacts:  John C. Helmken II, President and CEO, 912-629-6486
                 Michael W. Harden, Jr., Chief Financial Officer, 912-629-6496

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Third Quarter Financial Highlights
September 30, 2009 and 2008
($ in thousands, except share data)
(Unaudited)
			%
Balance Sheet Data at September 30	2009	2008	Change
Total assets	$ 1,041,358	$ 981,341	6.1
Interest-earning assets	955,120	914,010	4.5
Loans	867,236	854,447	1.5
Other real estate owned	10,252	6,168	66
Deposits	881,111	803,483	9.7
Interest-bearing liabilities	876,293	807,041	8.6
Shareholders' equity	79,049	79,595	(0.7)
Loan to deposit ratio	98.43%	106.34%	(7.4)
Equity to assets	7.59%	8.11%	(6.4)
Tier 1 capital to risk-weighted assets	10.27%	10.32%	(0.5)
Total capital to risk-weighted assets	11.53%	11.58%	(0.4)
Outstanding shares	5,932	5,934	0.0
Book value per share	$ 13.33	$ 13.41	(0.6)
Tangible book value per share	$ 12.90	$ 12.96	(0.5)
Market value per share	$ 8.10	$ 13.25	(39)

Loan Quality Data
Nonaccruing loans	$ 25,694	$ 17,753	45
Loans past due 90 days – accruing	307	4,274	(93)
Net charge-offs	6,925	4,204	65
Allowance for loan losses	16,880	12,390	36
Allowance for loan losses to total loans	1.95%	1.45%	34
Nonperforming assets to total assets	3.48%	2.87%	21

Performance Data for the Third Quarter
Net income	$ 346	$ 1,638	(79)
Return on average assets	.13%	.68%	(81)
Return on average equity	1.73%	8.24%	(79)
Net interest margin	3.47%	3.63%	(4.4)
Efficiency ratio	61.87%	60.75%	1.8
Per share data:
Net income – basic	$ 0.06	$ 0.28	(79)
Net income – diluted	$ 0.06	$ 0.28	(79)
Dividends	$ 0.02	$ 0.125	(84)
Average shares (000s):
Basic	5,932	5,930	0.0
Diluted	5,936	5,943	(0.1)

Performance Data for the First Nine Months
Net income	$ 167	$ 5,228	(97)
Return on average assets	.02%	.74%	(97)
Return on average equity	.28%	8.88%	(97)
Net interest margin	3.45%	3.70%	(6.8)
Efficiency ratio	65.35%	61.21%	6.8
Per share data:
Net income – basic	$ 0.03	$ 0.88	(97)
Net income – diluted	$ 0.03	$ 0.88	(97)
Dividends	$ 0.165	$ 0.375	(56)
Average shares (000s):
Basic	5,933	5,929	0.1
Diluted	5,936	5,949	(0.2)

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2009 and 2008
($ in thousands, except share data)
(Unaudited)

	September 30,
	2009	2008
Assets
Cash and due from banks	$ 22,519	$ 14,968
Federal funds sold	16,627	11,570
Interest-bearing deposits	3,847	4,221
Cash and cash equivalents	42,993	30,759
Securities available for sale, at fair value (amortized
cost of $92,834 and $61,200)	94,990	61,803
Loans held for sale	269	326
Loans, net of allowance for loan losses
of $16,880 and $12,390	850,356	842,057
Premises and equipment, net	15,862	11,196
Other real estate owned	10,252	6,168
Bank-owned life insurance	6,375	6,160
Goodwill and other intangible assets, net	2,534	2,678
Other assets	17,727	20,194
Total assets	$ 1,041,358	$ 981,341

Liabilities
Deposits:
Noninterest-bearing	$ 80,781	$ 86,290
Interest-bearing demand	116,376	118,951
Savings	16,314	14,572
Money market	227,744	186,659
Time deposits	439,896	397,011
Total deposits	881,111	803,483
Short-term borrowings	49,988	67,782
FHLB advances - long-term	15,665	11,756
Subordinated debt	10,310	10,310
Other liabilities	5,235	8,415
Total liabilities	962,309	901,746
Shareholders' equity
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,933,789 shares	5,934	5,934
Additional paid-in capital	38,584	38,496
Retained earnings	32,740	33,514
Treasury stock, 1,443 and 318 shares	(4)	(4)
Accumulated other comprehensive income, net	1,795	1,655
Total shareholders' equity	79,049	79,595
Total liabilities and shareholders' equity	$ 1,041,358	$ 981,341

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Nine Months and Five Quarters Ending September 30, 2009 and 2008
($ in thousands, except per share data)

	(Unaudited)			(Unaudited)
	For the Nine Months Ended			2009		2008			Q3-09 /
	September 30,		%	Third	Second	First	Fourth	Third	Q3-08
	2009	2008	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$35,282	$40,991	(14)	$11,786	$11,852	$11,643	$12,268	$13,333	(12)
Loans held for sale	6	52	(88)	-	4	3	8	20	NM
Investment securities	2,731	2,264	21	932	894	905	817	722	29
Deposits with banks	36	131	(73)	11	12	13	18	30	(63)
Federal funds sold	12	117	(90)	8	2	2	16	31	(74)
Total interest and dividend income	38,067	43,555	(13)	12,737	12,764	12,566	13,127	14,136	(10)
Interest expense
Deposits	12,802	16,873	(24)	4,057	4,264	4,481	4,969	5,391	(25)
Short-term borrowings & sub debt	1,056	1,760	(40)	354	338	364	543	412	(14)
FHLB advances	219	214	2.3	86	78	55	80	82	4.9
Total interest expense	14,077	18,847	(25)	4,497	4,680	4,900	5,592	5,885	(24)
Net interest income	23,990	24,708	(2.9)	8,240	8,084	7,666	7,535	8,251	(0.1)
Provision for loan losses	10,505	3,730	182	3,560	3,225	3,720	2,270	1,505	137
Net interest income after the
provision for loan losses	13,485	20,978	(36)	4,680	4,859	3,946	5,265	6,746	(31)
Noninterest income
Trust and asset management fees	1,738	2,157	(19)	580	571	587	675	713	(19)
Service charges on deposits	1,345	1,434	(6.2)	446	432	467	447	513	(13)
Mortgage related income, net	340	235	45	89	159	92	60	86	3.5
Other operating income	916	902	1.6	324	309	283	314	296	9.5
Gain on hedges	825	714	16	184	245	396	574	430	(57)
Gain on sale of securities	978	134	630	604	190	184	29	-	NM
Total noninterest income	6,142	5,576	10	2,227	1,906	2,009	2,099	2,038	9.3
Noninterest expense
Salaries and employee benefits	9,287	10,441	(11)	2,938	2,998	3,351	3,095	3,479	(16)
Occupancy and equipment	2,702	2,766	(2.3)	1,242	452	1,008	1,118	967	28
Information technology	1,341	1,212	11	452	451	438	421	424	6.6
Loss on sale of foreclosed assets	1,269	1	NM	220	885	164	141	17	NM
Other operating expense	5,091	4,116	24	1,624	1,953	1,514	1,431	1,364	19
Total noninterest expense	19,690	18,536	6.2	6,476	6,739	6,475	6,206	6,251	3.6
Income (loss) before income taxes	(63)	8,018	(101)	431	26	(520)	1,158	2,533	(83)
Income tax (benefit) expense	(230)	2,790	(108)	85	(80)	(235)	380	895	(91)
Net income (loss)	$ 167	$ 5,228	(97)	$ 346	$ 106	$ (285)	$ 778	$ 1,638	(79)
Net income (loss) per share:
Basic	$ 0.03	$ 0.88	(97)	$ 0.06	$ 0.02	$ (0.05)	$ 0.13	$ 0.28	(79)
Diluted	$ 0.03	$ 0.88	(97)	$ 0.06	$ 0.02	$ (0.05)	$ 0.13	$ 0.28	(79)
Average basic shares (000s)	5,933	5,929	0.1	5,932	5,932	5,933	5,933	5,930	0.0
Average diluted shares (000s)	5,936	5,949	(0.2)	5,936	5,936	5,937	5,942	5,943	(0.1)
Performance Ratios
Return on average equity	.28%	8.88%	(97)	1.73%	0.53%	(1.43)%	3.86%	8.24%	(79)
Return on average assets	.02%	0.74%	(97)	0.13%	0.04%	(0.12)%	0.31%	0.68%	(81)
Net interest margin	3.45%	3.70%	(6.8)	3.47%	3.52%	3.36%	3.24%	3.63%	(4.4)
Efficiency ratio	65.35%	61.21%	6.8	61.87%	67.46%	66.93%	64.42%	60.75%	1.8
Average equity	79,921	78,616	1.7	79,302	79,606	80,873	80,138	79,035	0.3
Average assets	1,011,778	949,813	6.5	1,026,871	1,005,112	1,003,068	991,368	964,762	6.4
Average interest-earning assets	930,345	890,124	4.5	943,236	922,073	925,531	922,642	901,992	4.6

Capital Resources

The banking regulatory agencies have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the FDIC assesses FDIC insurance premiums based on certain “well-capitalized” risk-based and equity capital ratios.  As of September 30, 2009, the Company and the Subsidiary Banks exceeded the minimum requirements necessary to be classified as “well-capitalized.”

Total tangible equity capital for the Company was $76.5 million, or 7.35 percent of total assets at September 30, 2009.  The table below includes the regulatory capital ratios for the Company and each Subsidiary Bank along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

					Well-
($ in thousands)	Company	Savannah	Bryan	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$ 84,720	$ 60,069	$ 21,763	-	-
Total capital	95,108	67,627	24,306	-	-

Leverage Ratios
Tier 1 capital to average assets	8.43%	7.88%	8.82%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	10.27%	10.00%	10.76%	4.00%	6.00%
Total capital to risk- weighted assets	11.53%	11.26%	12.01%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Loans
(Unaudited)

	2009			2008
	Third	Second	First	Fourth	Third
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 15,597	$ 15,309	$ 13,300	$ 12,390	$ 12,445
Provision for loan losses	3,560	3,225	3,720	2,270	1,505
Net charge-offs	(2,277)	(2,937)	(1,711)	(1,360)	(1,560)
Balance at end of period	$ 16,880	$ 15,597	$ 15,309	$ 13,300	$ 12,390

As a % of loans	1.95%	1.81%	1.77%	1.54%	1.45%
As a % of nonperforming loans	64.92%	56.99%	63.27%	48.18%	56.25%
As a % of nonperforming assets	46.56%	46.22%	47.05%	37.25%	43.94%

Net charge-offs as a % of average loans (a)	1.07%	1.41%	0.82%	0.65%	0.75%

Risk element assets
Nonaccruing loans	$ 25,694	$ 24,994	$ 23,927	$ 26,277	$ 17,753
Loans past due 90 days – accruing	307	2,374	268	1,330	4,274
Total nonperforming loans	26,001	27,368	24,195	27,607	22,027
Other real estate owned	10,252	6,377	8,342	8,100	6,168
Total nonperforming assets	$ 36,253	$ 33,745	$ 32,537	$ 35,707	$ 28,195

Loans past due 30-89 days	$ 8,122	$ 6,670	$ 16,906	$ 8,269	$ 8,841

Nonperforming loans as a % of loans	3.00%	3.17%	2.80%	3.19%	2.58%
Nonperforming assets as a % of loans
and other real estate owned	4.13%	3.88%	3.73%	4.09%	3.28%
Nonperforming assets as a % of assets	3.48%	3.31%	3.25%	3.54%	2.87%

(a) Annualized

The Savannah Bancorp, Inc. & Subsidiaries
Loan Concentration Schedule
September 30, 2009 and December 31, 2008

($ in thousands)	9/30/09	% of Total	12/31/08	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 129,971	15	$ 137,742	16	(5.6)
Non owner-occupied	151,799	17	124,502	14	22
Construction	5,120	1	26,965	3	(81)
Commercial land and lot development	47,555	6	42,590	5	12
Total non-residential real estate	334,445	39	331,799	38	(0.8)
Residential real estate
Owner-occupied – 1-4 family	93,848	11	89,774	10	4.5
Non owner-occupied – 1-4 family	155,265	18	147,396	17	5.3
Construction	26,156	3	43,431	5	(40)
Residential land and lot development	96,822	11	98,715	12	(1.9)
Home equity lines	57,261	6	55,092	6	3.9
Total residential real estate	429,352	49	434,408	50	(1.2)
Total real estate loans	763,797	88	766,207	88	(0.3)
Commercial	88,478	10	81,348	10	8.8
Consumer	15,250	2	17,628	2	(13)
Unearned fees, net	(289)	-	(209)	-	38
Total loans, net of unearned fees	$ 867,236	100	$ 864,974	100	0.3

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Third Quarter, 2009 and 2008

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
9/30/09	9/30/08	9/30/09	9/30/08		9/30/09	9/30/08	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 4,471	$ 5,530	0.98	2.15	Interest-bearing deposits	$ 11	$ 30	$ (19)	$ (16)	$ (3)
81,799	57,053	4.31	4.88	Investments - taxable	888	702	186	(82)	268
3,976	1,912	5.09	5.39	Investments - non-taxable	51	26	25	(1)	26
10,692	6,356	0.30	1.94	Federal funds sold	8	31	(23)	(26)	3
48	1,189	0.00	6.67	Loans held for sale	-	20	(20)	(20)	-
842,250	829,952	5.55	6.37	Loans (c)	11,787	13,334	(1,547)	(1,715)	168
943,236	901,992	5.36	6.22	Total interest-earning assets	12,745	14,143	(1,398)	(1,955)	557
83,635	62,770			Noninterest-earning assets
$ 1,026,871	$ 964,762			Total assets

				Liabilities and equity
				Deposits
$ 119,632	$ 118,182	0.44	1.15	NOW accounts	133	344	(211)	(211)	-
16,210	15,450	0.64	0.90	Savings accounts	26	35	(9)	(10)	1
146,032	134,961	1.72	2.42	Money market accounts	634	822	(188)	(238)	50
80,315	71,632	1.26	2.40	Money market accounts - institutional	256	433	(177)	(206)	29
163,351	150,487	3.23	4.28	CDs, $100M or more	1,330	1,625	(295)	(398)	103
116,761	95,919	1.77	3.26	CDs, broker	522	787	(265)	(360)	95
147,381	133,062	3.11	4.01	Other time deposits	1,156	1,345	(189)	(302)	113
789,682	719,693	2.04	2.97	Total interest-bearing deposits	4,057	5,391	(1,334)	(1,687)	353
15,665	11,802	2.18	2.76	FHLB advances - long-term	86	82	4	(17)	21
42,998	52,162	2.51	2.05	Short-term borrowings	272	267	(5)	63	(58)
10,310	10,310	3.16	5.50	Subordinated debt	82	143	(61)	(61)	-
				Total interest-bearing
858,655	793,967	2.08	2.94	liabilities	4,497	5,883	(1,386)	(1,721)	335
81,960	83,562			Noninterest-bearing deposits
6,954	8,198			Other liabilities
79,302	79,035			Shareholders' equity
$ 1,026,871	$ 964,762			Liabilities and equity
		3.28	3.28	Interest rate spread
		3.47	3.63	Net interest margin
				Net interest income	$ 8,248	$ 8,260	$ (12)	$ (234)	$ 222
$ 84,581	$ 108,025			Net earning assets
$ 871,642	$ 803,255			Average deposits
		1.85	2.66	Average cost of deposits
97%	103%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $8 and $7 in the third quarter 2009 and 2008, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Nine Months, 2009 and 2008

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
9/30/09	9/30/08	9/30/09	9/30/08		9/30/09	9/30/08	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 5,703	$ 6,038	0.84	2.89	Interest-bearing deposits	$ 36	$ 131	$ (95)	$ (93)	$ (2)
76,717	57,646	4.62	5.09	Investments - taxable	2,651	2,203	448	(203)	651
2,348	1,915	5.58	5.50	Investments - non-taxable	98	79	19	1	18
6,263	6,618	0.26	2.36	Federal funds sold	12	117	(105)	(104)	(1)
76	968	10.56	7.16	Loans held for sale	6	52	(46)	25	(71)
839,238	816,939	5.62	6.69	Loans (c)	35,288	40,997	(5,709)	(6,538)	829
930,345	890,124	5.47	6.52	Total interest-earning assets	38,091	43,579	(5,488)	(6,991)	1,503
81,433	59,689			Noninterest-earning assets
$ 1,011,778	$ 949,813			Total assets

				Liabilities and equity
				Deposits
$ 122,543	$ 118,278	0.48	1.29	NOW accounts	442	1,141	(699)	(717)	18
15,905	15,773	0.70	0.90	Savings accounts	83	106	(23)	(24)	1
124,157	136,467	1.76	2.47	Money market accounts	1,631	2,529	(898)	(725)	(173)
89,891	63,994	1.58	2.83	Money market accounts - institutional	1,060	1,361	(301)	(598)	297
156,011	148,809	3.48	4.67	CDs, $100M or more	4,058	5,219	(1,161)	(1,324)	163
117,660	78,462	2.20	3.66	CDs, broker	1,939	2,153	(214)	(857)	643
143,510	131,476	3.34	4.42	Other time deposits	3,589	4,364	(775)	(1,062)	287
769,677	693,259	2.22	3.24	Total interest-bearing deposits	12,802	16,873	(4,071)	(5,289)	1,218
13,413	9,812	2.18	2.91	FHLB advances - long-term	219	214	5	(54)	59
50,209	65,973	2.05	2.60	Short-term borrowings	769	1,289	(520)	(271)	(249)
10,310	10,310	3.72	6.09	Subordinated debt	287	471	(184)	(183)	(1)
				Total interest-bearing
843,609	779,354	2.23	3.22	liabilities	14,077	18,847	(4,770)	(5,771)	1,001
81,760	83,738			Noninterest-bearing deposits
6,488	8,105			Other liabilities
79,921	78,616			Shareholders' equity
$ 1,011,778	$ 949,813			Liabilities and equity
		3.24	3.30	Interest rate spread
		3.45	3.70	Net interest margin
				Net interest income	$24,014	$ 24,732	$ (718)	$ (1,220)	$ 502
$ 86,736	$ 110,770			Net earning assets
$ 851,437	$ 776,997			Average deposits
		2.01	2.89	Average cost of deposits
99%	105%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $24 in the first nine months 2009 and 2008, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.